                                                                    Exhibit 4.18

THE SECURITIES REPRESENTED BY THIS WARRANT AND THE COMMON STOCK ISSUABLE THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAW AND ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS WARRANT MAY NOT BE RESOLD, PLEDGED OR TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS.


                               WARRANT

                     to Purchase Common Stock of

                         PHOTRAN CORPORATION

                    Expiring on February 9, 2003


This Warrant to Purchase Common Stock (the "Warrant") certifies that for value received, St. James Capital Partners, L.P., a Delaware limited partnership, or its transferees or assignees (the "Holder"), is entitled to purchase from the Company (as hereinafter defined), in whole or in part, 1,225,000 shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (as hereinafter defined) at an Exercise Price (as hereinafter defined) per share of $4.00, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. The number of Warrants (as hereinafter defined), the number of shares of Common Stock purchasable hereunder, and the Exercise Price therefor are subject to adjustment as hereinafter set forth. This Warrant and all rights hereunder shall expire at 5:00 p.m., Houston, Texas time, on February 9, 2003 (the "Expiration Date").

                             ARTICLE I

                            DEFINITIONS

As used herein, the following terms shall have the meanings set forth below:

   1.1 "COMPANY" shall mean Photran Corporation, a Minnesota corporation, and shall also include any successor thereto with respect to the obligations hereunder, by merger, consolidation, share exchange or otherwise.

   1.2 "COMMON STOCK" shall mean and include the Company's Common Stock, no par value, issued and authorized on the date of the issue of this Warrant and shall also include (i) in case of any reorganization, reclassification, consolidation, merger, share exchange or sale, transfer or other disposition of assets of the character referred to in Section 4.5 herein, the stock or other securities provided for in
Section 4.5 herein, and (ii) any other shares of Common Stock of the Company into which such shares of Common Stock may be converted.

   1.3 "EXERCISE PRICE" shall mean the purchase price of $4.00 per share of Common Stock payable upon exercise of the Warrants, as adjusted from time to time pursuant to the provisions hereof.

   1.4 "MARKET PRICE" for any day, when used with reference to Common Stock, shall mean the price of said Common Stock averaged over a period of ten (10) consecutive Trading Days prior to the date as of which the determination is to be made determined as follows: (i) the last reported sale price for the Common Stock on each Trading Day on the principal securities exchange on which the Common Stock is listed or admitted to trading or if no such sale takes place on such date, the average of the closing bid and asked prices thereof as officially reported, or, if not so listed or admitted to trading on any securities exchange, the last sale price for the Common Stock on the National Association of Securities Dealers National Market System or Small Cap Market on such date, or, if there shall have been no trading on such date or if the Common Stock shall not be listed on such system, the average of the closing bid and asked prices in the over-the-counter market as furnished by any NASD member firm selected from time to time by the Company for such purpose in each such case, unless otherwise provided herein; or (ii) if the Common Stock shall not be listed or admitted to trading as provided in clause (i) above, the fair market value of the Common Stock as determined in good faith by the Board of Directors of the Company.

   1.5 "NOTE" shall mean the 10% Convertible Promissory Note of the Company in the amount of $3,500,000 payable to St. James Capital
Partners, L.P. dated as of the date hereof.

   1.6 "OUTSTANDING," when used with reference to Common Stock, shall mean (except as otherwise expressly provided herein) at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company.

   1.7 "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or other entity or government or any agency or political subdivision thereof.

   1.8 "TRADING DAYS" shall mean any days during the course of which the principal securities exchange on which the Common Stock is listed or admitted to trading is open for the exchange of securities.

   1.9  "WARRANT" shall mean the right upon exercise to purchase one
Warrant Share.

   1.10 "WARRANT SHARES" shall mean the shares of Common Stock purchased or purchasable by the Holder hereof upon the exercise of the Warrants.

                             ARTICLE II

                       EXERCISE OF WARRANTS

   2.1 METHOD OF EXERCISE. The Warrants represented hereby may be exercised by the Holder hereof, at any time and from time to time on or after the date hereof until 5:00 p.m., Houston, Texas time, on the Expiration Date. To exercise the Warrants, the Holder hereof shall deliver to the Company, at the Warrant Office designated herein, (i) a written notice in the form of the Subscription Notice attached as an exhibit hereto, stating therein the election of such Holder to exercise the Warrants in the manner provided in the Subscription Notice; (ii) payment in full of the Exercise Price (A) in cash or by bank check for all Warrant Shares purchased hereunder, or (B) through a "cashless" or "net-issue" exercise of each such Warrant ("Cashless Exercise"); the Holder shall exchange each Warrant subject to a Cashless Exercise for that number of Warrant Shares determined by multiplying the number of Warrant Shares issuable hereunder by a fraction, the numerator of which shall be the difference between (x) the Market Price and (y) the Exercise Price for each such Warrant, and the denominator of which shall be the Market Price; the Subscription Notice shall set forth the calculation upon which the Cashless Exercise is based; and (iii) this Warrant. The Warrants shall be deemed to be exercised on the date of receipt by the Company of the Subscription Notice, accompanied by payment for the Warrant Shares and surrender of this Warrant, as aforesaid, and such date is referred to herein as the "Exercise Date". Upon such exercise, the Company shall, as promptly as practicable and in any event within five business days, issue and deliver to such Holder a certificate or certificates for the full number of the Warrant Shares purchased by such Holder hereunder, and shall, unless the Warrants have expired, deliver to the Holder hereof a new Warrant representing the number of Warrants, if any, that shall not have been exercised, in all other respects identical to this Warrant. As permitted by applicable law, the Person in whose name the certificates for Common Stock are to be issued shall be deemed to have become a Holder of record of such Common Stock on the Exercise Date and shall be entitled to all of the benefits of such Holder on the Exercise Date, including, without limitation, the right to receive dividends and other distributions for which the record date falls on or after the Exercise Date and to exercise voting rights with respect thereto.

   2.2 EXPENSES AND TAXES. The Company shall pay all expenses and taxes (including, without limitation, all documentary, stamp, transfer or other transactional taxes) other than income taxes attributable to the preparation, issuance or delivery of the Warrants and of the shares of Common Stock issuable upon exercise of the Warrants.

   2.3 RESERVATION OF SHARES. The Company shall reserve at all times so long as the Warrants remain outstanding, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, a sufficient number of shares of Common Stock to provide for the exercise of the Warrants.

   2.4 VALID ISSUANCE. All shares of Common Stock that may be issued upon exercise of the Warrants will, upon issuance by the Company, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and, without limiting the generality of the foregoing, the Company shall take no action or fail to take any action which will cause a contrary result (including, without limitation, any action that would cause the Exercise Price to be less than the par value, if any, of the Common Stock.

   2.5 PURCHASE AGREEMENT. The Warrants represented hereby are part of a duly authorized issuance and sale of warrants to purchase Common Stock issued and sold pursuant to that certain Agreement for Purchase and Sale dated as of the date hereof (the "Agreement"), between the Company and the Holder. The Holder shall be entitled to the rights to registration under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities or blue sky laws to the extent set forth in the Registration Rights Agreement between the Company and the Holder dated as of the date hereof (the "Registration Rights Agreement"). The terms of the Agreement and the Registration Rights Agreement are hereby incorporated herein for all purposes and shall be considered a part of this Warrant as if they had been fully set forth herein. Notwithstanding the previous sentence, in the event of any conflict between the provisions of the Agreement or the Registration Rights Agreement and this Warrant, the provisions of this Warrant shall control.

   2.6 ACKNOWLEDGMENT OF RIGHTS. At the time of the exercise in accordance with the terms hereof and upon the written request of the Holder hereof, the Company will acknowledge in writing its continuing obligation to afford to such Holder any rights (including, without limitation, any right to registration of the Warrant Shares) to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; provided, however, that if the Holder hereof shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

   2.7 NO FRACTIONAL SHARES. The Company shall not be required to issue fractional shares of Common Stock on the exercise of this Warrant. If more than one Warrant shall be presented for exercise at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Common Stock purchasable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash calculated by it to be equal to the Market Price of one share of Common Stock at the time of such exercise multiplied by such fraction computed to the nearest whole cent.

                                ARTICLE III

                                 TRANSFER

   3.1 WARRANT OFFICE. The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Company's offices at 21875 Grenada Avenue, Lakeville, Minnesota 55044, and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to the Holder. The Company shall maintain, at the Warrant Office, a register for the Warrants in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each permitted assignee of the rights of the registered owner hereof.

   3.2 OWNERSHIP OF WARRANTS. The Company may deem and treat the Person in whose name the Warrants are registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this
Article III. Notwithstanding the foregoing, the Warrants represented hereby, if properly assigned in compliance with this Article III, may be exercised by an assignee for the purchase of Warrant Shares without having a new Warrant issued.

   3.3 RESTRICTIONS ON TRANSFER OF WARRANTS. Subject to compliance with the requirements of Section 3.4 hereof, these Warrants may be transferred, in whole or in part, by the Holder. Subject to the restrictions set forth in this Section, the Company, from time to time, shall register the transfer of the Warrants in such books upon surrender of this Warrant at the Warrant Office properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer. Upon any such transfer and upon payment by the Holder or its transferee of any applicable transfer taxes, new Warrants shall be issued to the transferee and the transferor (as their respective interests may appear) and the surrendered Warrants shall be cancelled by the Company. The Company shall pay all taxes (other than securities transfer taxes or income taxes) and all other expenses and charges payable in connection with the transfer of the Warrants pursuant to this Section.

        3.3.1 RESTRICTIONS IN GENERAL. The Holder of the Warrants agrees that it will not transfer the Warrants prior to delivery to the Company of written notice of such transfer until registration of such Warrant Shares under the Securities Act and any applicable state securities or blue sky laws has become effective.

   3.4 COMPLIANCE WITH SECURITIES LAWS. Subject to the terms of the Registration Rights Agreement and Section 3.4.1 hereof, the Holder understands and agrees that the following restrictions and limitations shall be applicable to all Warrants and Warrant Shares and to all resales or other transfers thereof pursuant to the Securities Act:

        3.4.1 The Holder of the Warrants agrees that it will not transfer the Warrant or the Warrant Shares (collectively, the "Seller Securities") unless registration of the Seller Securities under the Securities Act and any applicable state securities or blue sky laws has become effective or the Seller Securities are exempt therefrom. Notwithstanding the preceding sentence or Section 3.3, however, St. James Capital Partners, L.P., as the initial holder of the Warrants, may transfer the Seller Securities to its partners of record as of September 30, 1997 at any time and St. James Capital Partners, L.P. represents that any partner receiving any of the Seller Securities is, or will be at the time of such transfer, an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D as promulgated by the Securities Exchange Commission under the Securities Act. The partners of St. James Capital Partners, L.P. shall not be entitled to transfer the Seller Securities prior to completion of registration of the Company's Common Stock. St. James Capital Partners, L.P. may at any time grant a security interest in the Seller Securities to its lender or lenders. Any lender or lenders to which St. James Capital Partners, L.P. grants a security interest in the Seller Securities shall be entitled to exercise all remedies to which it is entitled by contract or by law, including (without limitation) transferring the Seller Securities into its own name or into the name of any purchaser at any sale undertaken in connection with enforcement by such lender of its remedies. Prior to any transfer (other than the grant of a security interest) as provided herein, the transferor shall provide written notice to the Company and an opinion of counsel to the effect that the proposed transfer is exempt from registration under all applicable securities laws, all in form and substance reasonably satisfactory to the Company. The Company shall pay all reasonable attorneys' fees and costs incurred by the transferor as a result of rendering such opinion or opinions of counsel. The Company, however, may treat Holder as the owner hereof for all purposes until the Warrant or the certificates evidencing the Warrant Shares shall have been surrendered for transfer as hereinafter provided. Upon surrender of the Warrant or the certificates evidencing the Warrant Shares duly executed by Holder or its agent or attorney, the Company shall execute and deliver a new Warrant or a certificate or certificates for the Warrant Shares in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and the old Warrant or certificate or certificates evidencing the Warrant Shares shall promptly be canceled.

        3.4.2 A legend in substantially the following form will be placed on the certificate(s) evidencing the Warrant Shares:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAW AND, ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS."

        3.4.3 Stop transfer instructions will be imposed with respect to the Seller Securities so as to restrict resale or other transfer thereof, subject to this Section 3.4.

                              ARTICLE IV

                            ANTI-DILUTION

   4.1 ANTI-DILUTION PROVISIONS. The Exercise Price shall be subject to adjustment from time to time as provided herein. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares of Common Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

   4.2  ADJUSTMENT OF EXERCISE PRICE UPON ISSUANCE OF COMMON STOCK.

        4.2.1 If and whenever after the date hereof the Company shall issue or sell any Common Stock for no consideration or for a consideration per share less than the Exercise Price, the Exercise Price shall be reduced (but not increased, except as otherwise specifically provided herein) to the lower price per share (calculated to the nearest one-ten thousandth of a cent, but in any event not less than $.001 per share).

        4.2.2 Notwithstanding the provisions of this Section 4.2, no adjustment shall be made in the Exercise Price in the event that the Company issues, in one or more transactions, (i) Common Stock or convertible securities upon exercise of any options issued to officers, directors or employees of the Company pursuant to a stock option plan or an employment, severance or consulting agreement as now or hereafter in effect, in each case approved by the Board of Directors (provided that the aggregate number of shares of Common Stock which may be issuable, including options issued prior to the date hereof, under all such employee plans and agreements shall at no time exceed 725,000; (ii) Common Stock upon exercise of the Warrants or any other warrant issued pursuant to the terms of the Agreement or otherwise issued to Holder; (iii) Common Stock upon exercise of any stock purchase warrant or option (other than the options referred to in clause (i) above) or other convertible security outstanding on the date hereof (other than any shares of Common Stock issuable on conversion of any promissory note held by any shareholder of the Company; provided, however, that no adjustment shall be made in the Exercise Price in the event the Company issues Common Stock on conversion of the convertible promissory note made by the Company in favor of Steven King, the Chairman of the Board of the Company, in the principal amount of $200,000, in connection with the Bridge Loan Agreement dated as of August 8, 1993, as amended and restated March 15, 1996 and April 9, 1997, and as amended February 9, 1998, and as it exists as of the date hereof); or (iv) Common Stock issued to Shenzen WABO Group Company Limited pursuant to the Settlement Agreement between the Company and Shenzen WABO Group Company Limited. In addition, for purposes of calculating any adjustment of the Exercise Price as provided in this Section, all of the shares of Common Stock issuable pursuant to any of the foregoing shall be assumed to be outstanding prior to the event causing such adjustment to be made.

        4.2.3 In case at any time after the date hereof the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase Common Stock (including the right to convert any note held by any shareholder of the Company (in whole or in part) into shares of Common Stock) or any options, except for options issued to of officers, directors or employees of the Company pursuant to a stock option plan now or hereafter in effect, for the purchase of Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options, or plus, in the case of such rights or options that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Exercise Price in effect as of the date of granting such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options shall be deemed to be Outstanding as of the date of the granting of such rights or options and to have been issued for such price per share, with the effect on the Exercise Price as specified in Section 4.2.1 hereof. Except as provided herein, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

        4.2.4 If: (i) the purchase price provided for in any right or option, (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall be decreased (other than under or by reason of provisions designed to protect against dilution), the Exercise Price then in effect shall be decreased to the Exercise Price that would have been in effect had such rights, options or Convertible Securities provided for such changed purchase price, additional consideration or conversion rate at the time initially issued.

        4.2.5 In case at any time Common Stock or Convertible Securities or any rights or options to purchase Common Stock or Convertible Securities shall be issued or sold for cash, the total amount of cash consideration shall be deemed to be the amount received by the Company. If at any time any Common Stock, Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration, as determined reasonably and in good faith by the Board of Directors of the Company. If at any time any Common Stock, Convertible Securities or any rights or options to purchase any Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration received therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the non-surviving corporation as such Board of Directors may determine to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be. In case at any time any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with the issuance and sale of other securities of the Company, together consisting of one integral transaction in which no consideration is allocated to such rights or options by the parties, such rights or options shall be deemed to have been issued without consideration.

        4.2.6 In the case the Company shall take a record of the Holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or Convertible Securities, or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the Common Stock or Convertible Securities deemed to have been issued or sold as a result of the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

        4.2.7 The number of shares of Common Stock outstanding at any given time shall not include shares owned directly by the Company in treasury, and the disposition of any such shares shall be considered an issuance or sale of Common Stock.

   4.3 STOCK DIVIDENDS. In case the Company shall declare a dividend or make any other distribution upon any shares of the Company, payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

   4.4 STOCK SPLITS AND REVERSE SPLITS. In the event that the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in the event that the outstanding shares of Common Stock shall at any time be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced. Except as provided in this Section 4.4, no adjustment in the Exercise Price and no change in the number of Warrant Shares shall be made under this Article IV as a result of or by reason of any such subdivision or combination.

   4.5 REORGANIZATIONS AND ASSET SALES. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation, merger or share exchange of the Company with another Person, or the sale, transfer or other disposition of all or substantially all of its assets to another Person shall be effected in such a way that Holders of Common Stock shall be entitled to receive capital stock, securities or assets with respect to or in exchange for their shares, then the following provisions shall apply:

         4.5.1     As a condition of such reorganization,
     reclassification, consolidation, merger, share exchange, sale, transfer or other disposition, lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the terns and conditions specified in these Warrants and in lieu of the Warrant Shares immediately theretofore receivable upon the exercise of the rights represented hereby, such shares of capital stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of Warrant Shares immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger, share exchange or sale not taken place, and in any such case appropriate provision reasonably satisfactory to such Holder shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares receivable upon the exercise) shall thereafter be applicable, as nearly as possible, in relation to any shares of capital stock, securities or assets hereafter deliverable upon the exercise of Warrants.

        4.5.2 In the event of a merger, share exchange or consolidation of the Company with or into another Person as a result of which a number of shares of common stock or its equivalent of the successor Person greater or lesser than the number of shares of Common Stock outstanding immediately prior to such merger, share exchange or consolidation are issuable to Holders of Common Stock, then the Exercise Price in effect immediately prior to such merger, share exchange or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock.

        4.5.3 The Company shall not effect any such consolidation, merger, share exchange, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor Person (if other than the Company) resulting from such consolidation, share exchange or merger or the Person purchasing or otherwise acquiring such assets shall have assumed by written instrument executed and mailed or delivered to the Holder hereof at the last address of such Holder appearing on the books of the Company the obligation to deliver to such Holder such shares of capital stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive, and all other liabilities and obligations of the Company hereunder. Upon written request by the Holder hereof, such successor person will issue a new Warrant revised to reflect the modifications in this Warrant effected pursuant to this Section.

        4.5.4 If a purchase, tender or exchange offer is made to and accepted by the holders of 50% or more of the outstanding shares of Common Stock, the Company shall not effect any consolidation, merger, share exchange or sale, transfer or other disposition of all or substantially all of the Company's assets with the Person having made such offer or with any affiliate of such Person, unless prior to the consummation of such consolidation, merger, share exchange, sale, transfer or other disposition the Holder hereof shall have been given a reasonable opportunity to then elect to receive upon the exercise of the Warrants either the capital stock, securities or assets then issuable with respect to the Common Stock or the capital stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer.

        4.6 ADJUSTMENT FOR ASSET DISTRIBUTION. If the Company declares a dividend or other distribution payable to all holders of shares of Common Stock in evidences of indebtedness of the Company or other assets of the Company (including, cash (other than regular cash dividends declared by the Board of Directors), capital stock (other than Common Stock, Convertible Securities or options or rights thereto) or other property), the Exercise Price in effect immediately prior to such declaration of such dividend or other distribution shall be reduced by an amount equal to the amount of such dividend or distribution payable per share of Common Stock, in the case of a cash dividend or distribution, or by the fair value of such dividend or distribution per share of Common Stock (as reasonably determined in good faith by the Board of Directors of the Company), in the case of any other dividend or distribution. Such reduction shall be made whenever any such dividend or distribution is made and shall be effective as of the date as of which a record is taken for purpose of such dividend or distribution or, if a record is not taken, the date as of which Holders of record of Common Stock entitled to such dividend or distribution are determined.

   4.7 DE MINIMIS ADJUSTMENTS. No adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one share of Common Stock purchasable upon an exercise of each Warrant and no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 in the Exercise Price; provided, however, that any adjustments that are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share or nearest one hundredth of a dollar, as applicable.

   4.8 NOTICE OF ADJUSTMENT. Whenever the Exercise Price or the number of Warrant Shares issuable upon the exercise of the Warrants shall be adjusted as herein provided, or the rights of the Holder hereof shall change by reason of other events specified herein, the Company shall compute the adjusted Exercise Price and the adjusted number of Warrant Shares in accordance with the provisions hereof and shall prepare an Officer's Certificate setting forth the adjusted Exercise Price and the adjusted number of Warrant Shares issuable upon the exercise of the Warrants or specifying the other shares of stock, securities or assets receivable as a result of such change in rights, and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based, and shall obtain an opinion of the Company's independent accountants as to the correctness of such adjustments and calculations and to the effect that such adjustments and calculations have been made in accordance with the terms hereof. The Company shall cause to be mailed to the Holder hereof copies of such Officer's Certificate together with a notice stating that the Exercise Price and the number of Warrant Shares purchasable upon exercise of the Warrants have been adjusted and setting forth the adjusted Exercise Price and the adjusted number of Warrant Shares purchasable upon the exercise of the Warrants.

   4.9 NOTIFICATIONS TO HOLDERS. In case at any time the Company proposes:

       (i) to declare any dividend upon its Common Stock payable in capital stock or make any special dividend or other distribution (other than cash dividends) to the Holders of its Common Stock;

      (ii) to offer for subscription pro rata to all of the Holders of its Common Stock any additional shares of capital stock of any class or other rights;

     (iii) to effect any capital reorganization, or reclassification of the capital stock of the Company, or consolidation, merger or share exchange of the Company with another Person, or sale, transfer or other disposition of all or substantially all of its assets; or

      (iv) to effect a voluntary or involuntary dissolution, liquidation or winding up of the Company,

then, in any one or more of such cases, the Company shall give the Holder hereof (a) at least 10 days (but not more than 90 days) prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, and (b) in the case of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days (but not more than 90 days) prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the Holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the Holders of Common Stock shall be entitled to exchange their Common Stock, as the case may be, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, as the case may be.

   4.10 COMPANY TO PREVENT DILUTION.

        4.10.1 If any event or condition occurs as to which other provisions of this Article are not strictly applicable or if strictly applicable would not fairly protect the exercise or purchase rights of the Warrants evidenced hereby in accordance with the essential intent and principles of such provisions, or that might materially and adversely affect the exercise or purchase rights of the Holder hereof under any provisions of this Warrant, then the Company shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise and purchase rights as aforesaid, and any adjustments necessary with respect to the Exercise Price and the number of Warrant Shares purchasable hereunder so as to preserve the rights of the Holder hereunder. In no event shall any such adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to this Article except in the event of a combination of shares of the type contemplated in
     Section 4.4 hereof, and then, in no event, to an amount greater than the Exercise Price as adjusted pursuant to Section 4.4 hereof.

        4.10.2 In furtherance of the anti-dilution protections afforded Holder pursuant to this Article IV, in the event of any dilutive event described in this Article IV as a result of the settlement of any of the Company's existing or future litigation matters (including, but not limited to, Radman et al v. Photran Corporation, David E. Stevenson v. Photran Corporation and MIK Physics Incorporated v. Photran Corporation), not only will Holder be afforded an adjustment to the Exercise Price as set forth in Article IV,
     Section 4.2, but Holder shall also be entitled to the number of shares issuable upon exercise of this Warrant increased by the greater of (i) the ratio which the Exercise Price immediately before such issuance bears to the adjusted Exercise Price immediately after such issuance and (ii) the number of shares that would be equal to the same percentage ownership by the Holder of the Company after giving effect to the dilutive event as existed before the occurrence of the dilutive event.

                             ARTICLE V

                          MISCELLANEOUS

   5.1  ENTIRE AGREEMENT.  This Warrant, the Agreement and the
Registration Rights Agreement contain the entire agreement between the Holder hereof and the Company with respect to the Warrant Shares purchasable upon exercise hereof and the related transactions and supersede all prior arrangements or understandings with respect thereto.

   5.2 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Minnesota.

   5.3 WAIVER AND AMENDMENT. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the Holder hereof and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant shall be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

   5.4 ILLEGALITY. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

   5.5 COPY OF WARRANT. A copy of this Warrant shall be filed among the records of the Company.

   5.6 NOTICE. Any notice or other document required or permitted to be given or delivered to the Holder hereof shall be in writing and delivered at, or sent by certified or registered mail to such Holder at, the last address shown on the books of the Company maintained at the Warrant Office for the registration of this Warrant or at any more recent address of which the Holder hereof shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail to, the offices of the Company at 21875 Grenada Avenue, Lakeville, Minnesota 55044, or such other address within the continental United States of America as shall have been furnished by the Company to the Holder of this Warrant.

   5.7 LIMITATION OF LIABILITY; NOT SHAREHOLDERS. No provision of this Warrant shall be construed as conferring upon the Holder hereof the right to vote, consent, receive dividends or receive notices (other than as herein expressly provided) in respect of meetings of shareholders for the election of directors of the Company or any other matter whatsoever as a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the purchase price of any shares of Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

   5.8 EXCHANGE, LOSS, DESTRUCTION, ETC. OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity or such other security in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section 5.8 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all taxes (other than securities transfer taxes or income taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 5.8.

   5.9 REGISTRATION RIGHTS. The Warrant Shares shall be entitled to such registration rights under the Securities Act and under applicable state securities laws as are specified in the Registration Rights Agreement.

   5.10 HEADINGS. The Article and Section and other headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation hereof.

   IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name.

Dated: February 9, 1998.


                                     PHOTRAN CORPORATION


                                      By: /s/ Paul T. Fink
                                          ----------------------------
                                          Paul T. Fink, CEO
                                          ----------------------------

                    SUBSCRIPTION NOTICE

   The undersigned, the holder of the foregoing Warrant, hereby elects to exercise purchase rights represented thereby for, and to purchase thereunder, _______ shares of the Common Stock covered by such Warrant, and herewith makes payment in full for such shares, and requests (a) that certificates for such shares (and any other securities or other property issuable upon such exercise) be issued in the name of, and delivered to ________________, and (b) if such shares shall not include all of the shares issuable as provided in such Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.

Date:


                                  ------------------------------------